EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 1999 included in this Form 10-K into the previously filed Registration Statement File No. 333-41717, 333-70091, 333-74591, 333-74727 and 333-74879 on Form S-8 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 333-22589, 333-43883, 333-44481, 333-44483, 333-46303 and 333-47047 on Form S-3 of Omnicom Group Inc.

                                                          ARTHUR ANDERSEN LLP

New York, New York
March 29, 1999


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